Exhibit 10.1


                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT
                         NEWPORT NEWS SHIPBIULDING INC.


                        Amendment No. 1, dated as of March 25, 1997 (the "Amendment"), to the Rights Agreement, dated as of December 11,1996 (the "Agreement"), between Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Agent"). Capitalized terms used herein and not otherwise defined have the respective meanings therefor set forth in the Agreement.

                                  WITNESSETH:
                                  ----------

                        WHEREAS, the Company and the Rights Agent entered into the Agreement; and

                        WHEREAS, on March 25, 1997, the Board of Directors of the Company, in accordance with Section 26 of the Agreement, determined it desirable and in the best interest of the Company and its stockholders to supplement and amend certain provisions of the Agreement.

                        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                        Section 1. Amendment to Section 11(a)(ii)(B). Section 11(a)(ii)(B) of the Agreement is hereby amended so as to read in its entirety as follows:

                                    (B) the Board of Directors of the Company
                          shall declare any person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner


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                          of an amount of Common Stock that the Board of
                          Directors determines to be substantial (which amount shall in no event be less than 15% of the shares of Common Stock then outstanding) and a determination by at least a majority of the members of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determined that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company,

                          Section 2.   Amendment to Section
11(q). Section 11(q) of the Agreement is hereby amended so as to read in its entirety as follows:

                                                       (q) The failure by the
                          Board of Directors to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 15% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person.

                        Section 3. Agreement as Amended. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Agreement shall remain in full force and effect and be otherwise unaffected hereby.

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                        Section 4.  Counterparts.  This Amendment may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                        Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                     NEWPORT NEWS SHIPBUILDING INC.

By: /s/ Peter A. V. Huegel                  By:  /s/ Stephen B. Clarkson
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   Name: Peter A. V. Huegel                 Name: Stephen B. Clarkson
   Tittle:  Assistant Secretary             Tittle:  Vice President and General
                                                     Counsel




Attest:                                     FIRST CHICAGO TRUST COMPANY OF
                                            NEW YORK


By:  /s/ Christopher T. Coleman             By: /s/  Charles D. Keryc
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   Name: Christopher T. Coleman             Name: Charles D. Keryc
   Tittle:  Account Officer                 Tittle: Vice President